UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2010

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On April 6, 2010, STERIS Corporation (the “Company”) received notification from the U.S. Food and Drug Administration (“FDA”) that the Company’s SYSTEM 1E Liquid Chemical Sterilant Processing System (“SYSTEM 1E”) had been cleared for marketing (referred to as “510(k) clearance”). SYSTEM 1E is the successor product to the Company’s SYSTEM 1 Sterile Processing System. The Company issued a press release on April 6, 2010 describing these developments. Subsequent to the FDA’s 510(k) clearance of SYSTEM 1E, the FDA published a brief overview of information related to the FDA’s clearance of this product. The Company has been in discussions with the FDA regarding the information contained in the overview and has requested clarification of FDA’s information. The Company’s April 6, 2010 press release is attached as Exhibit 99.1 and FDA’s overview regarding the 510(k) clearance may be found at www.fda.gov.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by STERIS Corporation on April 6, 2010 announcing that STERIS received U.S. Food and Drug Administration (FDA) 510(k) clearance for the STERIS SYSTEM 1E® Liquid Chemical Sterilant Processing System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel and Secretary

Date: April 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by STERIS Corporation on April 6, 2010 announcing that STERIS received U.S. Food and Drug Administration (FDA) 510(k) clearance for the STERIS SYSTEM 1E® Liquid Chemical Sterilant Processing System

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